                             John Cummings
Salesforce
Investor Relations
415-778-4188
jcummings@salesforce.com

Chi Hea Cho
Salesforce
Public Relations
415-281-5304
chcho@salesforce.com

Salesforce Announces Fiscal 2016 Fourth Quarter and Full Year Results
Raises FY17 Revenue Guidance to $8.08 Billion to $8.12 Billion

•	Quarterly Revenue of $1.81 Billion, up 25% Year-Over-Year, 27% in Constant Currency

•	Full Year Revenue of $6.67 Billion, up 24% Year-Over-Year, 27% in Constant Currency

•	Quarterly Operating Cash Flow of $459 million, up 38% Year-Over-Year

•	Full Year Operating Cash Flow of $1.61 Billion, up 37% Year-Over-Year

•	Deferred Revenue of $4.29 Billion, up 29% Year-Over-Year, 31% in Constant Currency

•	Unbilled Deferred Revenue of Approximately $7.1 Billion, up 25% Year-Over-Year

•	Initiates First Quarter Revenue Guidance of $1.885 Billion to $1.895 Billion

SAN FRANCISCO, Calif. - Feb 24, 2016 - Salesforce (NYSE: CRM), the Customer Success Platform and world’s #1 CRM company, today announced results for its fiscal fourth quarter and full fiscal year ended January 31, 2016.

“By any measure, this was a spectacular finish to the year with 27% revenue growth in constant currency for the fourth quarter, and for the full year,” said Marc Benioff, chairman and CEO, Salesforce. “We are raising our fiscal year 2017 revenue guidance to $8.12 billion at the high end of our range -- unprecedented growth for a company of our size and scale.”

“We increased our non-GAAP operating margin by 177 basis points, which drove outstanding full year operating cash flow of $1.6 billion, up 37% from a year ago,” said Mark Hawkins, CFO, Salesforce. “We expect to continue to drive operating leverage and strong cash flow growth in fiscal 2017.”

“We hit an all-time high in large transactions in fiscal 2016 as more and more companies look to Salesforce as their trusted advisor,” said Keith Block, vice chairman, president and COO, Salesforce. “The tremendous response to our customer success platform is driving exceptional growth for Salesforce across every region, every cloud and every industry.”

Salesforce delivered the following results for its fourth fiscal quarter and full fiscal year 2016:

Revenue: Total Q4 revenue was $1.81 billion, an increase of 25% year-over-year, and 27% in constant currency. Subscription and support revenues were $1.68 billion, an increase of 25% year-over-year. Professional services and other revenues were $127 million, an increase of 28% year-over-year.

Full fiscal year 2016 revenue was $6.67 billion, an increase of 24% year-over-year, and 27% in constant currency. Subscription and support revenues were $6.21 billion, an increase of 24% year-over-year. Professional services and other revenues were $462 million, an increase of 28% year-over-year.

Earnings per Share: Q4 GAAP loss per share was ($0.04), and non-GAAP diluted earnings per share was $0.19. For the full fiscal year 2016, GAAP loss per share was ($0.07), and non-GAAP diluted earnings per share was $0.75.

Cash: Cash generated from operations for the fourth quarter was $459 million, an increase of 38% year-over-year. Cash generated from operations for the full fiscal year 2016 was $1.61 billion, an increase of 37% year-over-year. Total cash, cash equivalents and marketable securities finished the year at $2.73 billion.

Deferred Revenue: Deferred revenue on the balance sheet as of January 31, 2016 was $4.29 billion, an increase of 29% year-over-year, and 31% in constant currency. Unbilled deferred revenue, representing business that is contracted but unbilled and off balance sheet, ended the fourth quarter at approximately $7.1 billion, up 25% year-over-year.

As of February 24, 2016, the company is initiating revenue, earnings per share, and deferred revenue guidance for its first quarter of fiscal year 2017. In addition, the company is raising its full fiscal year 2017 revenue guidance previously provided on November 18, 2015. The company is also initiating earnings per share and operating cash flow guidance for its fiscal year 2017.

Q1 FY17 Guidance: Revenue is projected to be approximately $1.885 billion to $1.895 billion, an increase of 25% year-over-year.

Diluted GAAP earnings per share is projected to be in the range of $0.00 to $0.01, while diluted non-GAAP earnings per share is projected to be in the range of $0.23 to $0.24.

On balance sheet deferred revenue growth is projected to be approximately 24% to 25% year-over-year.

Full Year FY17 Guidance: Revenue is projected to be approximately $8.08 billion to $8.12 billion, an increase of 21% to 22% year-over-year.

GAAP loss per share is projected to be in the range of ($0.02) to $0.00, while diluted non-GAAP earnings per share is projected to be in the range of $0.99 to $1.01.

Operating cash flow growth is projected to be approximately 23% to 24% year-over-year.

The following is a per share reconciliation of GAAP earnings per share to diluted non-GAAP earnings per share guidance for the next quarter and full fiscal year:

	Fiscal 2017
	Q1	FY2017
GAAP EPS Range*	$0.00 - $0.01	($0.02) - $0.00
Plus
Amortization of purchased intangibles	$0.05	$0.20
Stock-based expense	$0.22	$1.01
Amortization of debt discount, net	$0.01	$0.04
Less
Income tax effects and adjustments**	$(0.05)	$(0.24)
Non-GAAP diluted EPS	$0.23 - $0.24	$0.99 - $1.01
Shares used in computing basic net income per share (millions)	677	685
Shares used in computing diluted net income per share (millions)	690	699

*For Q1 GAAP EPS, diluted number of shares used for calculation and expected tax rate of 80%. For FY17 GAAP EPS, basic number of shares used for calculation and expected tax rate of 105%.
**The Company's non-GAAP tax provision uses a long-term projected tax rate of 35%.

For additional information regarding non-GAAP financial measures see the reconciliation of results and related explanations below.

Quarterly Conference Call
Salesforce will host a conference call at 2:00 p.m. (PT) / 5:00 p.m. (ET) today to discuss its financial results with the investment community. A live web broadcast of the event will be available on the Salesforce Investor Relations website at www.salesforce.com/investor. A live dial-in is available domestically at 866-901-SFDC or 866-901-7332 and internationally at 706-902-1764, passcode 25556157.  A replay will be available at (800) 585-8367 or (855) 859-2056 until midnight (ET) Mar. 24, 2016.

About Salesforce
Salesforce, the Customer Success Platform and world's #1 CRM company, empowers companies to connect with their customers in a whole new way. Salesforce has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol "CRM." For more information about Salesforce, visit: www.salesforce.com.

###

"Safe harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about our financial results, which may include expected GAAP and non-GAAP financial and other operating and non-operating results, including revenue, net income (loss), earnings per share, operating cash flow growth, operating margin improvement, deferred revenue growth, expected revenue run rate, expected tax rates, stock-based compensation expenses, amortization of purchased intangibles, amortization of debt discount, and shares outstanding. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include -- but are not limited to -- risks associated with possible fluctuations in the company’s financial and operating results; the company’s rate of growth and anticipated revenue run rate, including the company’s ability to convert deferred revenue and unbilled deferred revenue into revenue and, as appropriate, cash flow, and ability to maintain continued growth of deferred revenue and unbilled deferred revenue; errors, interruptions or delays in the company’s services or the company’s Web hosting; breaches of the company’s security measures; the financial impact of any previous and future acquisitions; the nature of the company’s business model; the company’s ability to continue to release, and gain customer acceptance of, new and improved versions of the company’s services; successful customer deployment and utilization of the company’s existing and future services; changes in the company’s sales cycle; competition; various financial aspects of the company’s subscription model; unexpected increases in attrition or decreases in new business; the company’s ability to realize benefits from strategic partnerships and strategic investments; the emerging markets in which the company operates; unique aspects of entering or expanding in international markets, the company’s ability to hire, retain and motivate employees and manage the company’s growth; changes in the company’s customer base; technological developments; regulatory developments; litigation related to intellectual property and other matters, and any related claims, negotiations and settlements; unanticipated changes in the company’s effective tax rate; factors affecting the company’s outstanding convertible notes and revolving credit facility; fluctuations in the number of company shares outstanding and the price of such shares; foreign currency exchange rates; collection of receivables; interest rates; factors affecting the company’s deferred tax assets and ability to value and utilize them, including the timing of when the company will once again achieve profitability on a pre-tax basis; the potential negative impact of indirect tax exposure; the risks and expenses associated with the company’s real estate and office facilities space; and general developments in the economy, financial markets, and credit markets.

Further information on these and other factors that could affect the company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Information section of the company’s website at www.salesforce.com/investor.

Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

© 2016 salesforce.com, inc.  All rights reserved.  Salesforce and other marks are trademarks of salesforce.com, inc.  Other brands featured herein may be trademarks of their respective owners.

###

Non-GAAP Financial Measures: This press release includes information about non-GAAP earnings per share, non-GAAP tax rates, and non-GAAP free cash flow (collectively the “non-GAAP financial measures”). These non-GAAP financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. Management uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the company’s performance.

The primary purpose of using non-GAAP measures is to provide supplemental information that may prove useful to investors who wish to consider the impact of certain non-cash or non-recurring items, such as certain one-time charges, on the company’s operating performance. While strategic decisions, such as those related to the issuance of equity awards (resulting in stock-based compensation), mergers and acquisitions, real estate activity or the issuance of debt securities, are made to further the company’s long-term strategic objectives and impact the company’s statement of operations under GAAP measures, these items affect multiple periods and management is not able to change or affect these items in any particular period. As such, management believes that supplementing GAAP disclosure with non-GAAP disclosure that excludes items that are not directly related to performance in any particular period provides management and investors with a more complete view of the company’s operational performance. Further, to the extent that other companies use similar methods in calculating non-GAAP measures, the provision of supplemental non-GAAP information can allow for a comparison of the company’s relative performance against other companies that also report non-GAAP operating results.

Non-GAAP earnings per share excludes the impact of the following items: stock-based compensation, amortization of acquisition-related intangibles, amortization of acquired leases, the net amortization of debt discount on the company’s convertible senior notes, and gains/losses on conversions of the company’s convertible senior notes, gains/losses on sales of land and building improvements, and termination of office leases, as well as income tax adjustments. These items are excluded because the decisions which gave rise to these items were not made to increase revenue in a particular period, but were made for the company’s long-term benefit over multiple periods.

The purpose of the non-GAAP tax rate is to quantify the excluded tax adjustments and the tax consequences associated with the above excluded items. The company reports a projected long-term tax rate to eliminate the effects of non-recurring and period-specific items, which can vary in size and frequency. This projected long-term non-GAAP tax rate could be subject to change in the future for a variety of reasons, such as, for example, significant changes in the company’s geographic earnings mix including acquisition activity or fundamental tax law changes in major jurisdictions where the company operates.

Specifically, management is excluding the following items from its non-GAAP earnings per share for Q4 and FY16 and its non-GAAP estimates for Q1 and FY17:

•
Stock-Based Expenses: The company’s compensation strategy includes the use of stock-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

•
Amortization of Purchased Intangibles and Acquired Leases: The company views amortization of acquisition- and building-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, and acquired lease intangibles, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

•
Amortization of Debt Discount: Under GAAP, certain convertible debt instruments that may be settled in cash (or other assets) on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes we are required to recognize imputed interest expense on the company’s $1.15 billion of convertible senior notes due 2018 that were issued in a private placement in March 2013. The imputed interest rate was approximately 2.5% for the convertible notes due 2018, while the actual coupon interest rate of the notes is 0.25%. The difference between the imputed interest expense and the coupon interest expense, net of the interest amount capitalized, is excluded from management’s assessment of the company’s operating performance because management believes that this non-cash expense is not indicative of ongoing operating performance.

•
Non-Cash Gains/Losses on Conversion of Debt: Upon settlement of the company’s convertible senior notes, we attribute the fair value of the consideration transferred to the liability and equity components of the convertible senior notes. The difference between the fair value of consideration attributed to the liability component and the carrying value of the liability as of settlement date is recorded as a non-cash gain or loss on the statement of operations.

•	Gain on Sales of Land and Building Improvements: The company views the non-operating gains associated with the sales of the land and building improvements at Mission Bay to be a discrete item.

•	Lease Termination Resulting From Purchase of Office Building: The company views the non-cash, one-time gain associated with the termination of its lease at 50 Fremont to be a discrete item.

•
Income Tax Effects and Adjustments: Since fiscal 2015, the company has utilized a fixed long-term projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of non-recurring and period-specific items such as changes in the tax valuation allowance and tax effects of acquisitions-related costs, since each of these can vary in size and frequency. When projecting this long-term rate, the company evaluated a three-year financial projection that excludes the direct impact of the following non-cash items: stock-based expenses, amortization of purchased intangibles, amortization of acquired leases, amortization of debt discount, gains/losses on the sales of land and building improvements, gains/losses on conversions of debt, and termination of office leases. The projected rate also assumes no new acquisitions in the three-year period, and considers other factors including the company’s tax structure, its tax positions in various jurisdictions and key legislation in major jurisdictions where the company operates. This long-term rate could be subject to change for a variety of reasons, such as significant changes in the geographic earnings mix, including acquisition activity, or fundamental tax law changes in major jurisdictions where the company operates. The company re-evaluates this long-term rate on an annual basis, and, as appropriate, if a significant event materially affects it. Its fiscal 2016 non-GAAP tax provision used a rate of 35.5 percent, which reflected the related tax impact from the recent U.S. Tax Court decision in Altera Corporation’s litigation with the Internal Revenue Service. The company’s fiscal 2017 fixed long-term projected non-GAAP tax rate is 35.0 percent.

The company defines the non-GAAP measure free cash flow as GAAP net cash provided by operating activities, less capital expenditures. For this purpose, capital expenditures does not include our strategic investments, nor does it include any costs or activities related to our purchase of 50 Fremont land and building, and building in progress - leased facilities.

salesforce.com, inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2016	2015	2016	2015
Revenues:
Subscription and support	$1,682,660	$1,345,358	$6,205,599	$5,013,764
Professional services and other	126,738	99,250	461,617	359,822
Total revenues	1,809,398	1,444,608	6,667,216	5,373,586
Cost of revenues (1)(2):
Subscription and support	318,944	258,027	1,188,967	924,638
Professional services and other	124,735	97,896	465,581	364,632
Total cost of revenues	443,679	355,923	1,654,548	1,289,270
Gross profit	1,365,719	1,088,685	5,012,668	4,084,316
Operating expenses (1)(2):
Research and development	250,860	205,990	946,300	792,917
Marketing and sales	890,375	736,140	3,239,824	2,757,096
General and administrative	203,924	181,371	748,238	679,936
Operating lease termination resulting from purchase of 50 Fremont	0	0	(36,617)	0
Total operating expenses	1,345,159	1,123,501	4,897,745	4,229,949
Income (loss) from operations	20,560	(34,816)	114,923	(145,633)
Investment income	3,990	2,983	15,341	10,038
Interest expense	(19,465)	(16,882)	(72,485)	(73,237)
Other expense (1)(3)	(9,228)	(4,783)	(15,292)	(19,878)
Gain on sales of land and building improvements	0	0	21,792	15,625
Income (loss) before provision for income taxes	(4,143)	(53,498)	64,279	(213,085)
Provision for income taxes	(21,366)	(12,267)	(111,705)	(49,603)
Net loss	$(25,509)	$(65,765)	$(47,426)	$(262,688)
Basic net loss per share	$(0.04)	$(0.10)	$(0.07)	$(0.42)
Diluted net loss per share	$(0.04)	$(0.10)	$(0.07)	$(0.42)
Shares used in computing basic net loss per share	669,025	637,219	661,647	624,148
Shares used in computing diluted net loss per share	669,025	637,219	661,647	624,148

(1)	Amounts include amortization of purchased intangibles from business combinations, as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2016	2015	2016	2015
Cost of revenues	$20,093	$20,006	$80,918	$90,300
Marketing and sales	19,157	19,965	77,152	64,673
Other non-operating expense	759	0	3,636	0

(2)	Amounts include stock-based expense, as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2016	2015	2016	2015
Cost of revenues	$20,206	$14,907	$69,443	$53,812
Research and development	32,926	33,929	129,434	121,193
Marketing and sales	77,333	75,900	289,152	286,410
General and administrative	28,507	27,066	105,599	103,350
(3) Amount includes approximately $10.3 million loss on conversions of our convertible 0.75% senior notes due January 2015 recognized during fiscal 2015.

salesforce.com, inc.
Condensed Consolidated Statements of Operations
As a percentage of total revenues:
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2016	2015	2016	2015
Revenues:
Subscription and support	93%	93%	93%	93%
Professional services and other	7	7	7	7
Total revenues	100	100	100	100
Cost of revenues (1)(2):
Subscription and support	18	18	18	17
Professional services and other	7	7	7	7
Total cost of revenues	25	25	25	24
Gross profit	75	75	75	76
Operating expenses (1)(2):
Research and development	14	14	14	15
Marketing and sales	49	51	49	51
General and administrative	11	13	11	13
Operating lease termination resulting from purchase of 50 Fremont, net	0	0	(1)	0
Total operating expenses	74	78	73	79
Income (loss) from operations	1	(3)	2	(3)
Investment income	0	0	0	0
Interest expense	(1)	(1)	(1)	(1)
Other expense	0	0	0	0
Gain on sales of land and building improvements	0	0	0	0
Income (loss) before provision for income taxes	0	(4)	1	(4)
Provision for income taxes	(1)	(1)	(2)	(1)
Net loss	(1)%	(5)%	(1)%	(5)%

(1)	Amortization of purchased intangibles from business combinations as a percentage of total revenues, as follows:

Cost of revenues	1%	1%	1%	2%
Marketing and sales	1	1	1	1
Other non-operating expense	0	0	0	0

(2)	Stock-based expense as a percentage of total revenues, as follows:

Cost of revenues	1%	1%	1%	1%
Research and development	2	2	2	2
Marketing and sales	4	5	4	5
General and administrative	2	2	2	2

salesforce.com, inc.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	January 31, 2016	January 31, 2015
Assets
Current assets:
Cash and cash equivalents	$1,158,363	$908,117
Short-term marketable securities	183,018	87,312
Accounts receivable, net	2,496,165	1,905,506
Deferred commissions	259,187	225,386
Prepaid expenses and other current assets (1)	250,594	245,026
Land and building improvements held for sale	0	143,197
Total current assets	4,347,327	3,514,544
Marketable securities, noncurrent	1,383,996	894,855
Property and equipment, net	1,715,828	1,125,866
Deferred commissions, noncurrent	189,943	162,796
Capitalized software, net	384,258	433,398
Goodwill	3,849,937	3,782,660
Strategic investments	520,721	175,774
Other assets, net (1)	378,762	460,219
Restricted cash	0	115,015
Total assets	$12,770,772	$10,665,127
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities (1)	$1,349,338	$1,103,335
Deferred revenue	4,267,667	3,286,768
Total current liabilities	5,617,005	4,390,103
Convertible 0.25% senior notes, net	1,095,059	1,070,692
Loan assumed on 50 Fremont	198,888	0
Revolving credit facility	0	300,000
Deferred revenue, noncurrent	23,886	34,681
Other noncurrent liabilities (1)	833,065	894,468
Total liabilities	7,767,903	6,689,944
Stockholders’ equity:
Common stock	671	651
Additional paid-in capital	5,705,386	4,604,485
Accumulated other comprehensive loss	(49,917)	(24,108)
Accumulated deficit	(653,271)	(605,845)
Total stockholders’ equity	5,002,869	3,975,183
Total liabilities and stockholders’ equity	$12,770,772	$10,665,127

(1) In November 2015, the FASB issued Accounting Standards Update No. 2015-17 (ASU 2015-17), “Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes” which simplifies the presentation of deferred income taxes by requiring all deferred tax assets and liabilities to be classified as noncurrent on the balance sheet. The Company early adopted this standard retrospectively for the prior period presented.

salesforce.com, inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2016	2015	2016	2015
Operating activities:
Net loss	$(25,509)	$(65,765)	$(47,426)	$(262,688)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	131,912	117,938	525,750	448,296
Amortization of debt discount and transaction costs	7,177	8,460	27,467	39,620
Gain on sales of land and building improvements	0	0	(21,792)	(15,625)
50 Fremont lease termination, net	0	0	(36,617)	0
Loss on conversions of convertible senior notes	0	96	0	10,326
Amortization of deferred commissions	86,306	71,116	319,074	257,642
Expenses related to employee stock plans	158,972	151,802	593,628	564,765
Excess tax benefits from employee stock plans	(10,798)	(4,283)	(59,496)	(7,730)
Changes in assets and liabilities, net of business combinations:
Accounts receivable, net	(1,435,439)	(1,110,916)	(582,425)	(544,610)
Deferred commissions	(179,155)	(149,882)	(380,022)	(320,904)
Prepaid expenses and other current assets and other assets	39,191	11,318	50,772	45,819
Accounts payable, accrued expenses and other liabilities	241,710	204,867	253,986	159,973
Deferred revenue	1,445,043	1,097,472	969,686	798,830
Net cash provided by operating activities	459,410	332,223	1,612,585	1,173,714
Investing activities:
Business combinations, net of cash acquired	0	0	(58,680)	38,071
Proceeds from land and building improvements held for sale	0	0	127,066	223,240
Purchase of 50 Fremont land and building	0	0	(425,376)	0
Deposit and withdrawal for purchase of 50 Fremont land and building	0	(11,500)	115,015	(126,435)
Non-refundable amounts received for sale of land and building	0	0	6,284	0
Strategic investments	(41,293)	(45,820)	(366,519)	(93,725)
Purchases of marketable securities	(595,845)	(90,516)	(1,139,267)	(780,540)
Sales of marketable securities	86,005	46,552	500,264	243,845
Maturities of marketable securities	14,366	41,390	37,811	87,638
Capital expenditures	(68,465)	(85,354)	(284,476)	(290,454)
Net cash used in investing activities	(605,232)	(145,248)	(1,487,878)	(698,360)
Financing activities:
Proceeds from (payments on) revolving credit facility, net	0	0	(300,000)	297,325
Proceeds from employee stock plans	87,652	82,428	455,482	308,989
Excess tax benefits from employee stock plans	10,798	4,283	59,496	7,730
Payments on convertible senior notes	0	(181,633)	0	(568,862)
Principal payments on capital lease obligations	(13,486)	(9,383)	(82,330)	(70,663)
Payments on term loan	0	0	0	(285,000)
Net cash provided by (used in) financing activities	84,964	(104,305)	132,648	(310,481)
Effect of exchange rate changes	(4,097)	(20,878)	(7,109)	(38,391)
Net increase (decrease) in cash and cash equivalents	(64,955)	61,792	250,246	126,482
Cash and cash equivalents, beginning of period	1,223,318	846,325	908,117	781,635
Cash and cash equivalents, end of period	$1,158,363	$908,117	$1,158,363	$908,117

salesforce.com, inc.
Additional Metrics
(Unaudited)

	Jan 31, 2016	Oct 31, 2015	Jul 31, 2015	Apr 30, 2015	Jan 31, 2015		Oct 31, 2014
Full Time Equivalent Headcount	19,742	18,726	17,622	16,852	16,227		15,458
Financial data (in thousands):
Cash, cash equivalents and marketable securities	$2,725,377	$2,301,306	$2,066,963	$1,922,476	$1,890,284		$1,827,277
Strategic investments	$520,721	$496,809	$477,886	$318,716	$175,774		$132,150
Deferred revenue, current and noncurrent	$4,291,553	$2,846,510	$3,034,991	$3,056,820	$3,321,449		$2,223,977
Unbilled deferred revenue, a non-GAAP measure (1)	$7,100,000	$6,700,000	$6,200,000	$6,000,000	$5,700,000		$5,400,000
Principal due on our outstanding debt obligations	$1,350,000	$1,350,000	$1,350,000	$1,350,000	$1,450,000	(4)	$1,631,635	(3)
Excess tax provisions (benefits) from employee stock plans (2)	$(10,798)	$(44,607)	$133	$(4,224)	$(4,283)		$(1,221)

(1)	Unbilled deferred revenue represents future billings under our non-cancelable subscription agreements that have not been invoiced and, accordingly, are not recorded in deferred revenue.

(2)
Excess tax provisions (benefits) from employee stock plans relate to the exercising and vesting of stock-based awards. The amounts above are included as adjustments on the Company's Consolidated Statements of Cash Flows to reconcile net loss to net cash provided by operating activities for the three months ended as indicated.

(3)	In October 2014, the Company paid in full the outstanding balance of its term loan of $262.5 million and borrowed $300.0 million from its new revolving credit facility.

(4)	In January 2015, the 0.75% Convertible Senior Notes matured and the Company paid in full the remaining outstanding balance which was $179.8 million as of October 31, 2014.

Selected Balance Sheet Accounts (in thousands):

	January 31, 2016	October 31, 2015	January 31, 2015
Prepaid Expenses and Other Current Assets (7)
Prepaid income taxes	$22,044	$23,167	$21,514
Customer contract asset (5)	1,423	3,572	16,620
Other taxes receivable	27,341	32,187	27,540
Prepaid expenses and other current assets	199,786	210,378	179,352
	$250,594	$269,304	$245,026
Property and Equipment, net
Land	$183,888	$183,888	$0
Buildings	614,081	614,349	125,289
Computers, equipment and software	1,281,766	1,259,210	1,171,762
Furniture and fixtures	82,242	77,606	71,881
Leasehold improvements	473,688	450,565	376,761
	2,635,665	2,585,618	1,745,693
Less accumulated depreciation and amortization	(919,837)	(843,476)	(619,827)
	$1,715,828	$1,742,142	$1,125,866
Capitalized Software, net
Capitalized internal-use software development costs, net of accumulated amortization	$123,065	$114,058	$96,617
Acquired developed technology, net of accumulated amortization	261,193	282,955	336,781
	$384,258	$397,013	$433,398
Other Assets, net (7)
Deferred income taxes, noncurrent, net	$15,986	$15,542	$16,948
Long-term deposits	19,469	20,126	19,715
Purchased intangible assets, net of accumulated amortization	258,580	277,898	329,971
Acquired intellectual property, net of accumulated amortization	10,565	12,167	15,879
Customer contract asset (5)	93	115	1,447
Other	74,069	79,185	76,259
	$378,762	$405,033	$460,219

(5)
Customer contract asset reflects future billings of amounts that were contractually committed by ExactTarget’s existing customers as of the acquisition date. As the Company bills these customers this balance will reduce and accounts receivable will increase.

	January 31, 2016	October 31, 2015	January 31, 2015
Accounts Payable, Accrued Expenses and Other Liabilities (7)
Accounts payable	$71,481	$88,755	$95,537
Accrued compensation	554,502	415,958	457,102
Accrued other liabilities	447,729	424,004	321,032
Accrued income and other taxes payable	205,781	153,981	184,844
Accrued professional costs	33,814	31,234	16,889
Customer liability, current (6)	6,558	10,315	13,084
Accrued rent	14,071	13,477	14,847
Financing obligation, building in progress-leased facility, current	15,402	11,930	0
	$1,349,338	$1,149,654	$1,103,335
Other Noncurrent Liabilities (7)
Deferred income taxes and income taxes payable	$85,996	$79,544	$66,541
Customer liability, noncurrent (6)	66	81	1,026
Financing obligation, building in progress - leased facility	196,711	194,350	125,289
Long-term lease liabilities and other	550,292	569,816	701,612
	$833,065	$843,791	$894,468

(6)	Customer liability reflects the legal obligation to provide future services that were contractually committed by ExactTarget’s existing customers but unbilled as of the acquisition date.

(7)
In November 2015, the FASB issued Accounting Standards Update No. 2015-17 (ASU 2015-17), “Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes” which simplifies the presentation of deferred income taxes by requiring all deferred tax assets and liabilities to be classified as noncurrent on the balance sheet. The Company early adopted this standard retrospectively for all prior periods presented.

Supplemental Revenue Analysis

Subscription and support revenue by cloud service offering (in millions):	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2016	2015	2016	2015
Sales Cloud	$708.9	$631.3	$2,699.0	$2,443.0
Service Cloud	495.3	367.1	1,817.8	1,320.2
App Cloud and Other	294.5	206.6	1,034.7	745.3
Marketing Cloud	184.0	140.4	654.1	505.3
	$1,682.7	$1,345.4	$6,205.6	$5,013.8

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2016	2015	2016	2015
Total revenues by geography (in thousands):
Americas	$1,335,304	$1,055,675	$4,910,745	$3,868,329
Europe	314,395	254,595	1,162,808	984,919
Asia Pacific	159,699	134,338	593,663	520,338
	$1,809,398	$1,444,608	$6,667,216	$5,373,586
As a percentage of total revenues:
Total revenues by geography:
Americas	74%	73%	74%	72%
Europe	17	18	17	18
Asia Pacific	9	9	9	10
	100%	100%	100%	100%

Revenue constant currency growth rates (as compared to the comparable prior periods)	Three Months Ended January 31, 2016 compared to Three Months Ended January 31, 2015	Three Months Ended October 31, 2015 compared to Three Months Ended October 31, 2014	Three Months Ended January 31, 2015 compared to Three Months Ended January 31, 2014
Americas	27%	27%	29%
Europe	32%	28%	32%
Asia Pacific	26%	25%	27%
Total growth	27%	27%	29%
We present constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the weighted average exchange rate for the quarter being compared to for growth rate calculations presented, rather than the actual exchange rates in effect during that period.

	January 31, 2016 compared to January 31, 2015	October 31, 2015 compared to October 31, 2014	January 31, 2015 compared to January 31, 2014
Deferred revenue, current and noncurrent constant currency growth rates (as compared to the comparable prior periods)
Total growth	31%	30%	35%

We present constant currency information for deferred revenue, current and noncurrent to provide a framework for assessing how our underlying business performed excluding the effects of foreign currency rate fluctuations.  To present the information above, we convert the deferred revenue balances in local currencies in previous comparable periods using the United States dollar currency exchange rate as on the most recent balance sheet date.

Supplemental Diluted Share Count Information
(in thousands)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2016	2015	2016	2015
Weighted-average shares outstanding for basic earnings per share	669,025	637,219	661,647	624,148
Effect of dilutive securities (1):
Convertible senior notes (2)	2,314	0	1,302	5,381
Warrants associated with the convertible senior note hedges (2)	0	0	0	9,536
Employee stock awards	11,626	10,067	13,881	12,469
Adjusted weighted-average shares outstanding and assumed conversions for diluted earnings per share	682,965	647,286	676,830	651,534

(1)
The effects of these dilutive securities were not included in the GAAP calculation of diluted net loss per share for the three and twelve months ended January 31, 2016 and 2015 because the effect would have been anti-dilutive.

(2)
Upon maturity in fiscal 2015, the convertible 0.75% senior notes and associated warrants were settled. The 0.25% senior notes were not convertible, however there is a dilutive effect for shares outstanding for the three and twelve months ended January 31, 2016 and 2015.

Supplemental Cash Flow Information
Free cash flow analysis, a non-GAAP measure
(in thousands)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2016	2015	2016	2015
Operating cash flow
GAAP net cash provided by operating activities	$459,410	$332,223	$1,612,585	$1,173,714
Less:
Capital expenditures	(68,465)	(85,354)	(284,476)	(290,454)
Free cash flow	$390,945	$246,869	$1,328,109	$883,260
Our free cash flow analysis includes GAAP net cash provided by operating activities less capital expenditures. The capital expenditures balance does not include any costs related to the purchase and activities related to land activity, building improvements, building in progress - leased facilities, and strategic investments.
Comprehensive Loss
(in thousands)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2016	2015	2016	2015
Net loss	$(25,509)	$(65,765)	$(47,426)	$(262,688)
Other comprehensive loss, before tax and net of reclassification adjustments:
Foreign currency translation and other losses	(8,197)	(27,400)	(16,616)	(43,276)
Unrealized gains (losses) on investments	(9,530)	4,543	(9,193)	1,488
Other comprehensive loss, before tax	(17,727)	(22,857)	(25,809)	(41,788)
Tax effect	1,135	0	0	0
Other comprehensive loss, net of tax	(16,592)	(22,857)	(25,809)	(41,788)
Comprehensive loss	$(42,101)	$(88,622)	$(73,235)	$(304,476)

salesforce.com, inc.
GAAP RESULTS RECONCILED TO NON-GAAP RESULTS
The following table reflects selected GAAP results reconciled to non-GAAP results
(in thousands, except per share data)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2016	2015	2016	2015
Gross profit
GAAP gross profit	$1,365,719	$1,088,685	$5,012,668	$4,084,316
Plus:
Amortization of purchased intangibles (a)	20,093	20,006	80,918	90,300
Stock-based expense (b)	20,206	14,907	69,443	53,812
Non-GAAP gross profit	$1,406,018	$1,123,598	$5,163,029	$4,228,428
Operating expenses
GAAP operating expenses	$1,345,159	$1,123,501	$4,897,745	$4,229,949
Less:
Amortization of purchased intangibles (a)	(19,157)	(19,965)	(77,152)	(64,673)
Stock-based expense (b)	(138,766)	(136,895)	(524,185)	(510,953)
Plus:
Operating lease termination resulting from purchase of 50 Fremont	0	0	36,617	0
Non-GAAP operating expenses	$1,187,236	$966,641	$4,333,025	$3,654,323
Income from operations
GAAP income (loss) from operations	$20,560	$(34,816)	$114,923	$(145,633)
Plus:
Amortization of purchased intangibles (a)	39,250	39,971	158,070	154,973
Stock-based expense (b)	158,972	151,802	593,628	564,765
Less:
Operating lease termination resulting from purchase of 50 Fremont, net	0	0	(36,617)	0
Non-GAAP income from operations	$218,782	$156,957	$830,004	$574,105
Non-operating income (loss) (c)
GAAP non-operating loss	$(24,703)	$(18,682)	$(50,644)	$(67,452)
Plus:
Amortization of debt discount, net	6,188	7,738	24,504	36,575
Amortization of acquired lease intangible	759	0	3,636	0
Loss on conversion of debt	0	96	0	10,326
Less:
Gain on sales of land and building improvements	0	0	(21,792)	(15,625)
Non-GAAP non-operating loss	$(17,756)	$(10,848)	$(44,296)	$(36,176)
Net income
GAAP net loss	$(25,509)	$(65,765)	$(47,426)	$(262,688)
Plus:
Amortization of purchased intangibles (a)	39,250	39,971	158,070	154,973
Amortization of acquired lease intangible	759	0	3,636	0
Stock-based expense (b)	158,972	151,802	593,628	564,765
Amortization of debt discount, net	6,188	7,738	24,504	36,575
Loss on conversion of debt	0	96	0	10,326
Less:
Operating lease termination resulting from purchase of 50 Fremont, net	0	0	(36,617)	0
Gain on sales of land and building improvements	0	0	(21,792)	(15,625)
Income tax effects and adjustments	(49,998)	(41,063)	(167,221)	(146,741)
Non-GAAP net income	$129,662	$92,779	$506,782	$341,585

Three Months Ended January 31,		Fiscal Year Ended January 31,
2016	2015	2016	2015

Diluted earnings per share
GAAP diluted loss per share (d)	$(0.04)	$(0.10)	$(0.07)	$(0.42)
Plus:
Amortization of purchased intangibles	0.06	0.06	0.23	0.24
Amortization of acquired lease intangible	0.00	0.00	0.01	0.00
Stock-based expense	0.23	0.23	0.88	0.87
Amortization of debt discount, net	0.01	0.01	0.04	0.06
Loss on conversion of debt	0.00	0.00	0.00	0.02
Less:
Operating lease termination resulting from purchase of 50 Fremont, net	0.00	0.00	(0.05)	0.00
Gain on sales of land and building improvements	0.00	0.00	(0.03)	(0.02)
Income tax effects and adjustments	(0.07)	(0.06)	(0.26)	(0.23)
Non-GAAP diluted earnings per share	$0.19	$0.14	$0.75	$0.52
Shares used in computing diluted net income per share	682,965	647,286	676,830	651,534

a)	Amortization of purchased intangibles were as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2016	2015	2016	2015
Cost of revenues	$20,093	$20,006	$80,918	$90,300
Marketing and sales	19,157	19,965	77,152	64,673
	$39,250	$39,971	$158,070	$154,973

b)	Stock-based expense was as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2016	2015	2016	2015
Cost of revenues	$20,206	$14,907	$69,443	$53,812
Research and development	32,926	33,929	129,434	121,193
Marketing and sales	77,333	75,900	289,152	286,410
General and administrative	28,507	27,066	105,599	103,350
	$158,972	$151,802	$593,628	$564,765

c)	Non-operating income (loss) consists of investment income, interest expense and other expense.

d)	Reported GAAP loss per share was calculated using the basic share count. Non-GAAP diluted earnings per share was calculated using the diluted share count.

salesforce.com, inc.
COMPUTATION OF BASIC AND DILUTED GAAP AND NON-GAAP NET INCOME (LOSS) PER SHARE
(in thousands, except per share data)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2016	2015	2016	2015
GAAP Basic Net Loss Per Share
Net loss	$(25,509)	$(65,765)	$(47,426)	$(262,688)
Basic net loss per share	$(0.04)	$(0.10)	$(0.07)	$(0.42)
Shares used in computing basic net loss per share	669,025	637,219	661,647	624,148
	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2016	2015	2016	2015
Non-GAAP Basic Net Income Per Share
Non-GAAP net income	$129,662	$92,779	$506,782	$341,585
Basic Non-GAAP net income per share	$0.19	$0.15	$0.77	$0.55
Shares used in computing basic net income per share	669,025	637,219	661,647	624,148
	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2016	2015	2016	2015
GAAP Diluted Net Loss Per Share
Net loss	$(25,509)	$(65,765)	$(47,426)	$(262,688)
Diluted net loss per share	$(0.04)	$(0.10)	$(0.07)	$(0.42)
Shares used in computing diluted net loss per share	669,025	637,219	661,647	624,148
	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2016	2015	2016	2015
Non-GAAP Diluted Net Income Per Share
Non-GAAP net income	$129,662	$92,779	$506,782	$341,585
Diluted Non-GAAP net income per share	$0.19	$0.14	$0.75	$0.52
Shares used in computing diluted net income per share	682,965	647,286	676,830	651,534